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                      ADVANCED LIGHTING TECHNOLOGIES, INC.
          EXHIBIT 11 -- STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

                 (IN THOUSANDS, EXCEPT PER SHARE DOLLAR AMOUNTS)


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
                                                     Three Months Ended           Nine Months Ended
                                                         March 31,                    March 31,
                                                    ---------------------       --------------------
                                                     1999          1998          1999          1998
                                                    -------       -------       -------       -------
Loss from continuing operations
   before extraordinary charge attributable
   to common shareholders                           $(7,722)     $(28,059)     $(41,346)     $(22,238)
Loss from discontinued operations                      --          (6,753)       (6,166)       (7,292)
Extraordinary charge, net of tax benefits              --            (604)         --            (604)
                                                    -------       -------      --------      --------

Net loss attributable
    to common shareholders                          $(7,722)     $(35,416)     $(47,512)     $(30,134)
                                                    =======       =======      ========      ========


 Weighted average shares -- Basic:
    Outstanding  at beginning of period              20,230        16,478        20,190        13,435
    Issued pursuant to public offering                 --            --            --           2,924
    Issued in acquisitions                             --           3,387             1         1,112
    Issued for exercise of stock options               --              17            17            34
    Issued pursuant to stock purchase plan                4          --              13          --
    Issued pursuant to employee benefit plan              3          --               1          --
    Issuable in connection with an acquisition         --              35          --              35
                                                    -------       -------      --------      --------
       Weighted average shares -- Basic              20,237        19,917        20,222        17,540
                                                    =======       =======      ========      ========

 Weighted average shares -- Diluted:
    Basic from above                                 20,237        19,917        20,222        17,540
    Effect of stock options                            --            --            --            --
                                                    -------       -------      --------      --------
       Weighted average shares -- Diluted            20,237        19,917        20,222        17,540
                                                    =======       =======      ========      ========


Loss per share -- Basic:
   Loss from continuing operations                  $  (.38)      $ (1.41)     $  (2.04)     $  (1.27)
   Loss from discontinued operations                   --            (.34)         (.30)         (.42)
   Extraordinary charge                                --            (.03)         --            (.03)
                                                    -------       -------      --------      --------
Loss per share -- Basic                             $  (.38)      $ (1.78)     $  (2.35)     $  (1.72)
                                                    =======       =======      ========      ========

Loss per share -- Diluted:
   Loss from continuing operations                  $  (.38)      $ (1.41)     $  (2.04)     $  (1.27)
   Loss from discontinued operations                   --            (.34)         (.30)         (.42)
   Extraordinary charge                                --            (.03)         --            (.03)
                                                    -------       -------      --------      --------
                                                                               ========      ========
Loss per share -- Diluted                           $  (.38)      $ (1.78)     $  (2.35)     $  (1.72)
                                                    =======       =======      ========      ========
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